UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Secures Credit Facility For USDA-RUS Community Connect Grant Applications

Tulsa, OK – July 10, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: SNWR), a global provider of wireless communications services and data solutions, is pleased to announce it has secured a credit facility that will enable Sanwire’s wholly owned subsidiary Aero Networks (“Aero”) to submit additional broadband infrastructure project applications under the United States Department of Agriculture, Rural Utilities Services (“USDA-RUS”) Community Connect grant program.

With this credit facility, Aero can now bid for additional government projects valued in excess of $4,000,000, including the recently announced $1,200,000 exclusive agreement with the Oso Vista Ranch Project of the Ramah Navajo Nation. Part of the USDA-RUS Community Connect application approval process is for the applicants to arrange for 15% of the total project costs in matching funds.

“We are very pleased to have established this credit facility which will provide Sanwire the flexibility and capital to secure additional revenue projects for Aero,” said Naiel Kanno, President and CEO of Sanwire. “This credit facility creates new business opportunities for Sanwire and affords us the opportunity to compete for larger bids, which we hope to convert into higher gross revenue in the near and longer term.”

About United States Department of Agriculture, Rural Utilities Services

The USDA-RUS Community Connect program offers an exciting opportunity for needy communities to receive broadband services, build sustainable infrastructure, and to receive education and training on Internet usage and applications. Most of the grant recipient communities receive enormous benefits from the USDA-RUS program resulting in sustainable education, healthcare, medical and public safety advances for the community.

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit www.sanwire.net. Sanwire has two wholly owned subsidiaries in its current portfolio, iPTerra Technologies and Aero Networks. iPTerra is a designer, developer, manufacturer and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining and industrial industry (www.ipterra.net) . Aero Networks provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies (www.aeronetworks.net).

Contact:

Gross Capital, Inc.

Barry Gross

(361) 949-4999

ir@sanwire.net

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.